Exhibit 99.1

    D&K Healthcare Resources Reports Third Quarter Fiscal 2004 Results

    ST. LOUIS--(BUSINESS WIRE)--April 21, 2004--D&K Healthcare
Resources, Inc. (Nasdaq:DKHR):

    -- Company reports diluted earnings per share of $0.38 for the third quarter of fiscal 2004 in line with company's earnings forecast

    -- Net sales increased 20 percent in the independent and regional pharmacies trade class, excluding the Walsh HealthCare acquisition

    --  Walsh acquisition integration proceeding on plan

    D&K Healthcare Resources, Inc. (Nasdaq:DKHR) today announced that diluted earnings per share (EPS) for the third quarter of fiscal 2004, ending March 31, 2004, were $0.38 compared to $0.29 in the prior year's quarter. Net income was $5.4 million in the third quarter of fiscal 2004, compared to $4.2 million a year ago. During the third quarter, results benefited from the addition of Walsh HealthCare, acquired on December 5, 2003, and strong organic sales growth in the independent and regional pharmacies trade class.
    Diluted EPS were at the high-end of the company's forecasted range of $0.35 to $0.40. For the first nine months of fiscal 2004 diluted EPS were $0.49, compared to $0.37 in fiscal 2003. Net income was $7.0 million for the first nine months of fiscal 2004 versus $5.5 million a year ago.
    "During the third quarter, D&K delivered strong sales growth in our core independent and regional pharmacies business," said J. Hord Armstrong, III, chairman and chief executive officer of D&K Healthcare Resources, Inc. "Our strategy of focusing on the independent and regional pharmacies trade class and our distinct capabilities to service this customer segment continue to prove successful. The Walsh HealthCare acquisition expands our market reach and furthers our customer service capabilities to this customer class. Our Walsh integration activities continue to move forward as planned.
    "The national accounts trade class performed as expected and will continue to become a smaller portion of our total company sales," added Armstrong.

    Third Quarter Highlights

    -- Net sales growth of 33 percent was driven by the Walsh HealthCare acquisition (sales of $201.1 million in the third quarter fiscal 2004) and strong organic sales growth in the independent and regional pharmacies trade class, partially offset by a decline in sales in the national accounts trade class and the other healthcare providers trade class.

    -- Net sales in the independent and regional pharmacies trade class, excluding Walsh HealthCare, increased 20 percent driven by new business wins, and improving regional and independent pharmacy sales trends in our service territory.

    -- The inventory balance at March 31, 2004 was $502.0 million, up 44 percent compared to the year ago balance, but down 21 percent compared to the December 31, 2003 balance. The higher inventory level compared to year ago reflects the Walsh acquisition. The sequential quarterly decline in inventory reflects the normal seasonal sell-down in inventory that occurs in the March quarter.

    -- The long-term debt balance at March 31, 2004 was $384.0 million reflecting the Walsh HealthCare acquisition completed on December 5, 2003. Net debt-to-total capital at March 31, 2004 stood at 67.8 percent, down from the December 31, 2003 level of 71.4 percent.

    Performance Review

    In the third quarter of fiscal 2004, D&K Healthcare net sales increased 32.7 percent to $833.9 million compared to $628.6 million a year ago, driven primarily by the Walsh acquisition and higher sales in the independent and regional pharmacy trade class, partially offset by a decline in sales in the national accounts trade class and the other healthcare providers trade class. Excluding Walsh, sales were comparable at $632.8 million versus $628.6 million in the year ago third quarter.
    A summary of net sales for the third-quarter and first nine months of fiscal 2004, including the Walsh acquisition, follows.


                          Net Sales Summary
                            (In Thousands)
----------------------------------------------------------------------


                                 Third  % Change First Nine  % Change
                               Quarter       vs.  Months of       vs.
                                    of     Third     Fiscal     First
                                Fiscal   Quarter       2004      Nine
                                  2004    Fiscal               Months
                                            2003                   of
                                                               Fiscal
                                                                 2003
----------------------------- --------- -------- ----------- ---------
Independent and Regional
 Pharmacies(1)                $541,023    +89.2% $1,257,332     +46.2%
National Accounts              261,197    -14.0     472,825     -34.9
-- Without fiscal 2003 sales
 from single supplier(2)            --       --          --     -26.5
Other Healthcare Providers(3)   28,850    -20.1      83,638     -15.5
PBI, Inc.                        2,100     +6.1       6,697     +17.9
Software Services/Other            763     +5.1       2,934     +24.7
Total                         $833,933    +32.7  $1,823,426      +7.7
-- Without fiscal 2003 sales
 from single supplier(2)            --       --          --     +13.2
----------------------------- --------- -------- ----------- ---------

(1) Includes Walsh sales in the third quarter of fiscal 2004 of $198,656.
(2) Excludes sales related to attractively priced purchase opportunities from a single supplier in the first nine months of fiscal 2003 of approximately $83,000.
(3) Includes Walsh sales in the third quarter of fiscal 2004 of $2,475.

----------------------------------------------------------------------


    Independent and Regional Pharmacies

    Net sales in the independent and regional pharmacies trade class increased 89.2 percent to $541.0 million in the fiscal 2004 third quarter, compared to the year-ago period. Excluding Walsh, revenues increased 19.7 percent to $342.4 million compared to the year ago third quarter. During the third quarter new account wins exceeded losses nearly 3-to-1. With the addition of Walsh HealthCare, D&K now operates seven full-service distribution centers and services markets in a 27-state region.

    National Accounts

    Changes in manufacturers' inventory management practices impacted the national accounts trade class during fiscal 2004. Changes in the timing of manufacturers' product price increases impacted this trade class in the second quarter fiscal 2004. Reflecting these changes, third quarter fiscal 2004 net sales in the national accounts trade class declined 14.0 percent to $261.2 million compared to last year's third quarter. As anticipated, sales in the national accounts trade class declined as a percent of D&K's total sales. In the third quarter of fiscal 2004, national accounts sales were 31 percent of total sales compared to 48 percent in the year ago quarter.

    Company-wide Performance

    D&K reported gross profit as a percent of sales, or gross margin, of 4.22 percent compared to last year's third quarter gross profit margin of 4.30 percent. The decline reflects competitive market pressures. Operating expense increased to $21.4 million from $14.9 million in the year ago quarter, reflecting the addition of Walsh operations. Income from operations as a percent of sales, or operating margin, declined to 1.65 percent from 1.93 percent in last year's third quarter reflecting the impact of lower gross profit margins and the addition of Walsh operating expenses.
    Net interest expense increased to $4.5 million compared to $2.8 million in the year-ago period, as average borrowings increased due to the Walsh acquisition, which was financed using our existing revolving credit facility.

    Outlook

    Management currently expects diluted EPS for the fourth quarter of fiscal 2004 to be within the range of $0.08 to $0.13 compared to $0.29 in the fourth quarter of fiscal 2003. Sales for the fourth quarter of fiscal 2004 are expected to be in the range of $700 million to $750 million compared to $530.0 million in the year-ago period. The lower year over year earnings outlook results primarily from anticipated lower sales and earnings in the national accounts trade class.
    Given the results to-date and the range of anticipated fourth quarter results, full-year fiscal 2004 diluted EPS, excluding the impact of a one-time legal settlement recognized in the second quarter of fiscal 2004, are expected to be in the range of $0.53 to $0.58. In fiscal year 2003, the company reported diluted EPS of $1.03, before the impact of one-time charges for an accounting change related to the adoption of SFAS No. 142 and the termination of the company's accounts receivable securitization program. These one-time charges reduced EPS by $0.38 and net income by $5.4 million.
    For the fiscal 2004 full year, the company targets sales of approximately $2.5 billion, compared to fiscal 2003 sales of $2.2 billion.

    Other News

    D&K expects to file a Form S-3 shelf registration statement with the Securities and Exchange Commission by the end of April 2004. The shelf registration statement will allow D&K to sell, from time to time in one or more offerings, up to $200 million of any combination of debt and equity securities described in the registration statement. At this time, D&K does not have plans to sell any of these securities. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

    Today's Conference Call Webcast

    Today, at 10:00 a.m. Eastern time, D&K Healthcare will host a live audio webcast of its discussion with the investment community regarding the company's fiscal 2004 third-quarter results. The webcast can be accessed at www.dkhealthcare.com. Following the live discussion, a replay of the webcast will be available through May 5, 2004.

    Company Description

    D&K Healthcare Resources, Inc., which had fiscal 2003 sales of $2.2 billion, is a full-service wholesale distributor of branded and generic pharmaceuticals and over-the-counter health and beauty aid products. Headquartered in St. Louis, D&K serves three classes of customers from eight distribution centers: independent and regional pharmacies with locations in one or more of 27 states, primarily in the Midwest, Upper Midwest and South; national accounts that operate locations in multiple regions of the United States; and other healthcare providers including hospitals, alternate-site care providers, and pharmacy benefit management companies in its primary distribution area. D&K also offers a number of proprietary information systems, marketing and business management solutions, and owns a 70% equity stake in Pharmaceutical Buyers, Inc., a leading alternate-site group purchasing service located in Broomfield, CO. More information can be found at www.dkhealthcare.com.

    Forward-looking Statements

    This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently subject to risks and uncertainties. The company's actual results could differ materially from those currently anticipated due to a number of factors, including without limitation, the competitive nature of the wholesale pharmaceutical distribution industry with many competitors having substantially greater resources than D&K Healthcare, the company's ability to maintain or improve its operating margins with the industry's competitive pricing pressures, the company's customers and suppliers generally having the right to terminate or reduce their purchases or shipments on relatively short notice, the availability of investment purchasing opportunities, the company's ability to complete and integrate acquisitions successfully, the changing business and regulatory environment of the healthcare industry in which the company operates, including manufacturers' pricing or distribution policies or practices, changes in private and governmental reimbursement or in the delivery systems for healthcare products, changes in interest rates, and other factors set forth in reports and other documents filed by D&K Healthcare with the Securities and Exchange Commission from time to time. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. D&K Healthcare undertakes no obligation to publicly update or revise any forward-looking statements.

    (Financial tables follow)


                    D&K HEALTHCARE RESOURCES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except per share data)


                                       Three Months Ended
                            ------------------------------------------
                                            (Unaudited)

                                       % of              % of
                            Mar. 31,   Net     Mar. 31,  Net      %
                              2004     Sales     2003    Sales  Change
                            -------- --------- -------- ------- ------

Net sales                  $833,933  100.00%  $628,618  100.00%  32.7%
Cost of sales               798,756   95.78%   601,600   95.70%  32.8%
                            --------           --------

   Gross profit              35,177    4.22%    27,018    4.30%  30.2%

Operating expenses           21,436    2.57%    14,881    2.37%  44.0%
                            --------           --------

  Income from operations     13,741    1.65%    12,137    1.93%  13.2%

Other income (expense):
  Interest expense, net      (4,502)  -0.54%    (2,765)  -0.44%  62.8%
  Securitization
   termination costs              -             (2,008)
  Other, net                   (107)  -0.01%         3    0.00%   n/m
                            --------           --------

Pretax earnings               9,132    1.10%     7,367    1.17%  24.0%

Income tax provision         (3,561)  -0.43%    (2,947)  -0.47%  20.8%
Minority interest              (167)  -0.02%      (185)  -0.03%  -9.7%
                            --------           --------

Income before cumulative
 effect of accounting
 change                       5,404    0.65%     4,235    0.67%  27.6%

Cumulative effect of
 accounting change, net           -    0.00%         -    0.00%
                            --------           --------

Net income (loss)          $  5,404    0.65%  $  4,235    0.67%  27.6%
                            ========           ========

Earnings per share - basic

Net income before
 cumulative effect of
 accounting change         $   0.39           $   0.30
Cumulative effect of
 accounting change                -                  -
                            --------           --------
Net income                 $   0.39           $   0.30

Earnings per share -
 diluted

Net income before
 cumulative effect of
 accounting change         $   0.38           $   0.29
Cumulative effect of
 accounting change                -                  -
                            --------           --------
Net income                 $   0.38           $   0.29

Basic common shares
 outstanding                 13,928             14,334
Diluted common shares
 outstanding                 14,108             14,459



Supplemental Information to the Condensed Consolidated
 Statements of Operations
(In thousands)
                                               Three Months Ended
                                          ----------------------------
                                          Mar. 31, 2004  Mar. 31, 2003
Reconciliation of non-GAAP financial
 measurement:

Income from operations                         $13,741        $12,137
Depreciation and amortization                    1,407            632
Other income, net                                 (107)             3
                                          -------------  -------------
EBITDA                                         $15,041        $12,772
                                          =============  =============



                    D&K HEALTHCARE RESOURCES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except per share data)


                                       Nine Months Ended
                        ----------------------------------------------
                                          (Unaudited)

                                    % of                % of
                         Mar. 31,   Net      Mar. 31,   Net       %
                           2004     Sales      2003     Sales   Change
                        ---------- -------- ---------- ------- -------

Net sales              $1,823,426  100.00% $1,693,427  100.00%    7.7%
Cost of sales           1,750,706   96.01%  1,624,134   95.91%    7.8%
                        ----------          ----------

   Gross profit            72,720    3.99%     69,293    4.09%    4.9%

Operating expenses         50,471    2.77%     41,931    2.48%   20.4%
                        ----------          ----------

  Income from
   operations              22,249    1.22%     27,362    1.62%  -18.7%

Other income
 (expense):
  Interest expense,
   net                     (9,980)  -0.55%     (8,178)  -0.48%   22.0%
  Securitization
   termination costs                           (2,008)
  Other, net                  224    0.01%        (33)   0.00%    n/m
                        ----------          ----------

Pretax earnings            12,493    0.69%     17,143    1.01%  -27.1%

Income tax provision       (4,872)  -0.27%     (6,857)  -0.40%  -28.9%
Minority interest            (573)  -0.03%       (514)  -0.03%   11.5%
                        ----------          ----------

Income before
 cumulative effect of
 accounting change          7,048    0.39%      9,772    0.58%  -27.9%

Cumulative effect of
 accounting change,
 net                            -    0.00%     (4,249)  -0.25% -100.0%
                        ----------          ----------

Net income (loss)      $    7,048    0.39% $    5,523    0.33%   27.6%
                        ==========          ==========



Earnings per share -
 basic

Net income before
 cumulative effect of
 accounting change     $     0.51          $     0.67
Cumulative effect of
 accounting change              -               (0.29)
                        ----------          ----------
Net income             $     0.51          $     0.38

Earnings per share -
 diluted

Net income before
 cumulative effect of
 accounting change     $     0.49          $     0.66
Cumulative effect of
 accounting change              -               (0.29)
                        ----------          ----------
Net income             $     0.49          $     0.37


Basic common shares
 outstanding               13,937              14,453
Diluted common shares
 outstanding               14,144              14,632


Supplemental Information to the Condensed Consolidated
 Statements of Operations
(In thousands)
                                                Nine Months Ended
                                          ----------------------------
                                          Mar. 31, 2004  Mar. 31, 2003
Reconciliation of non-GAAP financial
 measurement:

Income from operations                          $22,249       $27,362
Depreciation and amortization                     2,722         1,900
Other income, net                                   224           (33)
                                          -------------- -------------
EBITDA                                          $25,195       $29,229
                                          ============== =============



                    D&K HEALTHCARE RESOURCES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS


                                                Mar. 31,    June 30,
(in thousands)                                    2004        2003
                                               -----------  ----------
                                               (unaudited)
Assets

Cash                                          $    12,208  $   14,301
Accounts receivable                               186,495     122,982
Inventories                                       502,008     257,984
Other current assets                               26,848       8,862
                                               -----------  ----------
   Total current assets                           727,559     404,129
Property and equipment, net                        23,473      11,140
Other assets                                       14,992      11,511
Goodwill, net of accumulated amortization          63,416      44,105
Other intangible assets, net of accumulated
 amortization                                       6,722       1,810
                                               -----------  ----------
   Total assets                               $   836,162  $  472,695
                                               ===========  ==========


Liabilities and Stockholders' Equity

Accounts payable                              $   245,901  $  173,342
Current portion long-term debt                        819       1,677
Other current liabilities                          22,306      13,471
                                               -----------  ----------
   Total current liabilities                      269,026     188,490
Long-term liabilities                               3,552       3,703
Long-term debt                                    384,017     110,423
Deferred income taxes                               3,089           -
Stockholders' equity                              176,478     170,079
                                               -----------  ----------
   Total liabilities and stockholders' equity $   836,162  $  472,695
                                               ===========  ==========



                    D&K HEALTHCARE RESOURCES, INC.
                  EARNINGS PER SHARE RECONCILIATION

                (In thousands, except per share data)
                             (Unaudited)


                       Three-Months ended        Three-Months ended
                         March 31, 2004            March 31, 2003
                     ------------------------ ------------------------
                     Income   Shares    Per   Income   Shares    Per
                     (Nume-  (Denomi-  Share  (Nume-  (Denomi-  Share
                     rator)  nator)(1) Amount rator)  nator)(1) Amount
                     ------- --------- ------ ------- --------- ------

Basic Earnings per
 Share:
Net income available
 to common
 stockholders        $5,404    13,928  $0.39  $4,235    14,334  $0.30

Effect of Diluted
 Securities:
Options and warrants      -       180              -       125
Convertible PBI
 securities             (30)        -            (47)        -
                     ------- ---------        ------- ---------

Diluted Earnings per
 Share:
Net income available
 to common
 stockholders plus
 assumed conversions $5,374    14,108  $0.38  $4,188    14,459  $0.29
                     ======= =========        ======= =========




                        Nine-Months ended        Nine-Months ended
                          March 31, 2004           March 31, 2003
                     ------------------------ ------------------------
                     Income   Shares    Per   Income   Shares    Per
                     (Nume-  (Denomi-  Share  (Nume-  (Denomi-  Share
                     rator)  nator)(1) Amount rator)  nator)(1) Amount
                     ------- --------- ------ ------- --------- ------

Basic Earnings per
 Share:
Net income available
 to common
 shareholders before
 cumulative effect of
 accounting change   $7,048    13,937  $0.51  $9,772    14,453  $0.67

Cumulative Effect of
 Accounting Change,
 net                      -         -      -  (4,249)        -  (0.29)
                     ------- --------- ------ ------- --------- ------
                      7,048    13,937   0.51   5,523    14,453   0.38

Effect of Diluted
 Securities:
Options and warrants      -       207              -       179
Convertible PBI
 securities            (147)        -           (128)        -
                     ------- ---------        ------- ---------

Diluted Earnings per
 Share:
Net income available
 to common
 stockholders plus
 assumed conversions $6,901    14,144  $0.49  $5,395    14,632  $0.37
                     ======= =========        ======= =========

(1)   Outstanding shares computed on a weighted average basis


    CONTACT: D&K Healthcare Resources Inc., St. Louis
             Investor Relations: Molly R. Salky, 314-290-2671 www.dkhealthcare.com